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Exhibit 25.1

        SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

U.S. Bank National Association
21 South Street 3rd Floor
Morristown, NJ 07960
(973) 898-7160
(Name, address and telephone number of agent for service)

K. Hovnanian Enterprises, Inc.
(Issuer with respect to the Securities)

California (State or other jurisdiction of incorporation or organization)	22-2423583 (I.R.S. Employer Identification No.)
10 Highway 35, PO Box 500 Red Bank, NJ (Address of Principal Executive Offices)	07701 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business.*

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4.
    A copy of the existing bylaws of the Trustee.*

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of March 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4 filed by Revlon Consumer Products Corp., Registration Number 333-128217

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, NJ on the 2nd day of June, 2006.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ STEPHANIE ROCHE Stephanie Roche As Authorized Agent for U.S. Bank National Association
By:	/s/ CHRISTOPHER GOLABEK Christopher Golabek As Authorized Agent for U.S. Bank National Association

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 2, 2006

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ STEPHANIE ROCHE Stephanie Roche As Authorized Agent for U.S. Bank National Association
By:	/s/ CHRISTOPHER GOLABEK Christopher Golabek As Authorized Agent for U.S. Bank National Association

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2006

($000's)

3/31/2006
Assets
Cash and Balances Due From Depository Institutions	$7,050,967
Federal Reserve Stock	0
Securities	39,215,391
Federal Funds	3,114,744
Loans & Lease Financing Receivables	135, 184,791
Trading Assets	484,683
Premises and fixed Assets	1,737,385
Other Real Estate Owned	151,397
Investments in unconsolidated subsidiaries
and associated companies	78,356
Goodwill	7,256,668
Other Intangible Assets	4,497,378
Other Assets	10,168,552

Total Assets	$208,940,312
Liabilities
Deposits	$132,810,195
Fed Funds	12,304,517
Treasury Demand Notes	0
Trading Liabilities	252,318
Other Borrowed Money	28,673,468
Subordinated Notes and Debentures	6,432,494
Other Liabilities	6,859,284

Total Liabilities	$187,332,276
Minority Interest in Consolidated Subsidiaries	$1,029,155
Equity
Common and Preferred Stock	18,200
Surplus	11,804,040
Retained Earnings	9,513,196
Accumulated other comprehensive income	(756,555)

Total Equity Capital	$20,578,881
Total Liabilities and Equity Capital	$208,940,312

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Stephanie Roche Stephanie Roche As Authorized Agent for U.S. Bank National Association
Date:	June 2, 2006

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FORM T-1
SIGNATURE
Exhibit 6
CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 3/31/2006 ($000's)